Exhibit 99.3

JOHNSON OUTDOORS INC.

AMENDED AND RESTATED WORLDWIDE
KEY EXECUTIVES' DISCRETIONARY BONUS PLAN

I.     ADOPTION OF PLAN

Johnson Outdoors Inc. (the "Company") adopted this Plan effective October 1, 2000 and amended and restated this Plan effective July 1, 2005 for key executives (the "Participants") of its worldwide operations. The Plan shall be ongoing until terminated by the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Compensation Committee"). Except as otherwise provided in Section VI., awards shall be made under this Plan, if, and only if, authorized by the Compensation Committee, and shall be made in accordance with the Plan.

II.    PURPOSES OF THE DISCRETIONARY BONUS PLAN

The purpose of the Plan is to provide incentive compensation to Participants which indirectly relates the financial reward to an increase in the value of the Company to our shareholders. The key philosophy behind the Plan is that value must continue to be created over time in order for bonuses to be paid. Additionally, the Plan is intended to:

A.	Motivate Participants to achieve individual/team results.

B.	Motivate Participants to develop maximum resourcefulness and resiliency in planning and directing their organizations in the face of changing competitive, economic, political and other conditions.

C.	Provide an incentive for Participants to constructively assist other organizations in the Company to meet current and future challenges.

D.	Encourage Participants to develop realistic yet challenging annual key objectives that will stretch their organization's capabilities.

III.   DISCRETIONARY BONUS PLAN

A.	Eligibility

Each year, or more frequently as may be required, the Compensation Committee shall select those Participants who shall be eligible for this Plan.

Eligibility of a position in the Plan in a given year is not a guarantee that a payout will be made to an incumbent for that year. Incumbents in approved eligible key executive positions will be notified of their selection as a Participant prior to the beginning of the fiscal year. Additional Participants may be added during the fiscal year by the Compensation Committee.

B.	Administration of the Plan

1. Basis for Awards

Individual bonus awards shall be based on the total base salary received by the Participant during the fiscal year. For this purpose, the term "base salary" shall not include profit sharing, expense allowances or any other payments or benefits, whether legally required or not.

Target bonus amounts will be established by the Compensation Committee before the start of each fiscal year for all eligible Participants. These target bonus amounts are not intended to limit the Compensation Committee's complete flexibility in exercising its discretion in any way. The target bonus amount can range from 10% to 100% of base salary, depending upon the Participant's position. The bonus range for purposes of payout is 0% to 200% of the target bonus amount (as an example, a Participant with a bonus target of 25% will have a payout range of 0% to 50% of base salary).

Each Participant will have his/her target bonus split, with a portion allocated to achievement of revenue growth and income in excess of the cost-of-capital (the "Return and Growth Matrix") or other financial measure or measures AND a portion allocated to achievement of individual objectives (the "MBOs"). In all cases, the minimum percentage of the target bonus allocated to the Return and Growth Matrix or other measures will be 60% for all Participants.

2. Cost

When target bonuses are established in each year, the cost of the Plan for that year shall be estimated for the Compensation Committee's approval. However, regardless of the performance level of individual Participants, overall Company financial performance shall be considered in determining the degree to which the sum total of all bonuses is deemed affordable and justified and bonus awards may be adjusted to reflect that determination.

3. Determination of Return and Growth Matrix Award

For each fiscal year, a Return and Growth Matrix will be developed for Johnson Outdoors as a whole and may be developed for each Group (i.e. — Watercraft or Global Diving).

Depending on the Participant's position, the Return and Growth Matrix performance goals may be determined at one or more levels as described above. As an example, corporate staff may be based on Johnson Outdoors, whereas a Participant at the subsidiary level may have their award based on a combination of their Group and Johnson Outdoors performance.

For all Participants, of the portion of the target bonus allocated to the Return and Growth Matrix, at least 10% will be based on Total Johnson Outdoors performance.

4. Determination of Individual Awards

Each Participant will develop individual objectives (MBOs), which will be reviewed and approved by the Compensation Committee in advance, that are aligned with one or more of the following areas:

a)	Business or position specific financial

b)	Cross-business partnerships (networking)

c)	New product innovation

d)	People development/organization capacity

Depending on the Participant's position, he/she may have objectives in one or more of the aforementioned areas. In all cases, so as to not diminish the importance of these objectives, no Participant may establish more than 4 MBOs in aggregate.

In determining MBO awards, the Compensation Committee shall assess the following factors:

• results against all annual objectives

• retrospective assessment of the degree of stretch required to accomplish the objectives

• overall performance

IV.   ADMINISTRATIVE

A.	Termination Prior to Payout

Should the employment of a Participant terminate for any reason before payout under this Plan is made, the Compensation Committee or other designated final approval authorities will consider the circumstances of his/her termination and may, in his/her or their sole discretion, adjust or eliminate such bonus award as deemed appropriate.

B.	Awards Fully Discretionary

It is expected that individual awards will vary and that overall performance differences will be reflected in differing awards. There is neither a fixed formula nor a guarantee that awards will be made to Participants under this Plan; nor is there any commitment whatsoever by the Company that it shall make any payments in a given year.

C.	Detailed Plan Administration

Two levels of approvals are normally required for performance objectives and awards, including a signature of an Executive Officer. Awards require the final approval of the Executive Officer to whom the Participant directly or indirectly reports, subject to review by the Compensation Committee.

D.	Process for Preparing & Securing Approval of Individual Objectives (MBOs)

Participants and their superiors establish annual objectives for the next fiscal year in conjunction with the adoption of the annual budget for that year.

The format for objective setting is distributed to Participants by their superiors prior to the start of the fiscal year. Each Participant drafts his/her objectives; the Participant then discusses them with the superior and together they reach a mutual agreement on objectives. The objectives receive final approval from the Compensation Committee. Following its approval, the finally approved objectives are then returned to each Participant.

E.	Reviewing Year End Results

At the close of the fiscal year, the superior evaluates the Participant's performance against the annual objectives established for such year. This information is discussed with the Participant, who is given an opportunity to provide additional information or evidence of completion. The superior submits his/her evaluation of performance against objectives and assessment of overall performance to the next level of management and the Compensation Committee.

F.	Recommended Bonus Awards

Based on the year end results reported in E. above, bonus award recommendations are made to the Compensation Committee by the Executive Officer to whom the eligible Participant reports. In the absence of the appropriate officer to recommend a bonus award, the Compensation Committee can act.

G.	Reserved Authority of the Compensation Committee

The Compensation Committee shall have final authority to approve or change any recommended individual bonuses. It may, at its sole discretion, reduce, eliminate or increase such recommended bonuses, regardless of anything contained in this Plan.

H.	New Hires/Promotion

An individual who is hired/promoted into a position that is eligible to participate in the Plan may be granted a bonus award in the year of entry in such an amount as may be deemed appropriate by the Compensation Committee.

I.	Transfers

A Participant who transfers from one operation to another during the Plan year will have his/her performance goals modified to reflect the time spent working in each operation.

J.	No Guarantee

Participation in the Plan provides no guarantee that a bonus under the Plan will be awarded or paid.

K.	Withholding of Taxes

The Company shall have the right to withhold the amount of taxes which, in the sole determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

L.	No Prior Right or Offer

Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan. No award to any such Participant in any Plan Period shall be deemed to create a right to receive any award or to participate in the benefits of the Plan in any subsequent fiscal year.

M.	No Continued Employment

Neither the establishment of the Plan or the grant of an award thereunder shall be deemed to constitute an express or implied contract of employment on any Participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

N.	Not Part of Other Benefits

The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes and shall have no obligation to Participants except as expressly provided in the Plan.

V.   METHOD OF PAYMENT OF DISCRETIONARY BONUS AWARDS

A.	Bonus Not Counted As Compensation

Bonus payments shall be excluded from the computation of other parts of the Participant's personal benefit and compensation packages, such as, for example, that Participant's retirement contributions and life insurance, except to the extent otherwise required by law.

B.	Normal Payout

Unless a Participant has elected to defer payment under C. below, all bonus payouts shall be paid in cash no later than January 31 following the fiscal year close.

C.	Deferral of Bonus Payments

1. Election to Defer — Participants who are members of a select group of management and highly compensated employees, as determined by the Chief Executive Officer, may elect to defer all or part of any bonus , provided the amount deferred is a minimum of $15,000.00 (fifteen thousand dollars). Bonuses for services performed during a taxable year (within the meaning of Code section 409A) may be deferred at the Participant's election only if the election to defer such bonus is made in writing not later than the close of the preceding taxable year, or for a newly eligible Participant, within the first thirty (30) days of his or her Plan participation. Such election shall be irrevocable. Amounts deferred will be credited to a "Deferred Bonus Account," which will be a bookkeeping account established in the Participant's name. The Company makes no representation about the tax consequences to Participants as a result of making a deferral election hereunder. Each Participant is advised to seek their own personal tax advice.

2. Interest Rate — Deferred bonus awards shall increase in value during the years prior to distribution at a rate to be established at the discretion of the Compensation Committee. Such increase in value shall be credited to the Participant's Deferred Bonus Account as of the end of each quarter and shall thereafter become part of that Participant's Deferred Bonus Account.

3. Distribution from Deferred Bonus Accounts — Bonuses deferred under this section shall be distributed in a lump sum cash payment within 30 days of the earliest of the Participant's separation from service (as defined under Code section 409A) with the Company, Disability, death or a Change in Control of the Company. Notwithstanding the forgoing, a distribution with respect to any Specified Employee may not be made before the date which is 6 months after the date of the Specified Employee's separation from service with the Company (or, if earlier, the date of death of the Specified Employee).

a)    "Specified Employee" means a key employee of the Company as defined in Code  section 416(i) without regard to paragraph (5) thereof.

b)    "Disability" shall mean Participant (i) is unable to engage in any substantial gainful  activity by reason of any medically determinable physical or mental impairment that  can be expected to result in death or can be expected to last for a continuous period of  not less than 12 months; or (ii) is, by reason of any medically determinable physical  or mental impairment that can be expected to result in death or can be expected to last  for a continuous period of not less than 12 months, receiving income replacement  benefits for a period of not less than 3 months under an accident and health plan  covering employees of the Company.

                c)     A "Change in Control" shall mean a change in the ownership or effective control of  the Company or a change in the ownership of a substantial portion of the assets of the  Company, each within the meaning as provided under Code section 409A. The  Company may not accelerate the time or schedule of any payment deferred under this  Plan.

4. Assignment — Bonuses awarded to a Participant may not be assigned, transferred, or pledged by the Participant either voluntarily or involuntarily. The Participant may, however, submit a written designation of beneficiary of the Deferred Bonus Account to the Director — Human Resources of the Company at any time. In the absence of a properly designated beneficiary, payment shall be made to the Participant's estate.

5. Compliance with Code section 409A — This Section V.C. is intended to satisfy the requirements for the deferral of compensation under Code section 409A and any Treasury Regulations or other IRS guidance promulgated thereunder (the "409A Requirements"). All terms used in this Section V.C. shall be interpreted to the maximum extent possible to satisfy the 409A Requirements. Notwithstanding anything herein to the contrary, this Section V.C. shall be amended to add or remove any provision that is necessary to comply with the 409A Requirements.

VI.  AWARDS TO 162(m) Group Participants. Notwithstanding anything herein to the contrary, the Chief Executive Officer and any other Participant that the Compensation Committee determines is a potential Covered Employee (a "162(m) Group Participant") shall only be granted awards under this Plan in accordance with this Section VI. This section of the Plan shall be effective for awards granted in fiscal years ending on or after July 1, 2005.

A.	Definitions. The following terms used in this Section VI. shall have the following meaning:

1.
"Award Formula" means one or more objective formulas or standards, as defined in Code section 162(m), established by the Compensation Committee for purposes of determining the amount of an award with respect to a Performance Goal. An Award Formula based upon a percentage of an 162(m) Group Participant's base pay shall use the 162(m) Group Participant's base pay as of the date the Performance Goal is established. Award Formulas may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

2. "Covered Employee" shall have the meaning provided in Code section 162(m).

3. "Establishment Period" means, with respect to a Performance Period applicable to any Performance Grant under the Plan, the period commencing on or before the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

4. "Performance Goal" means the target, goal or level of performance established by the Compensation Committee with respect to a Performance Measure for a Performance Period. The outcome of a Performance Goal shall be substantially uncertain when established by the Compensation Committee. Performance Goals shall be adjusted automatically, without discretion by the Compensation Committee, in the event of a stock dividend or stock split. Performance Goals may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

5. "Performance Grant" means the grant to an 162(m) Group Participant of an opportunity to participate in a particular Performance Goal with respect to a particular Performance Period.

6. "Performance Measure" means one or more of the following selected by the Compensation Committee to measure Company performance for a Performance Period: basic or diluted earnings per share, total shareholder return, operating income, cash flow, gross profit, gross profit return on investment, earnings before interest, taxes and depreciation, net income, net income before taxes, return on equity, return on average total capital employed, return on net assets, return on net assets employed before interest and taxes, Return and Growth Matrix, Cross-business partnerships (networking), new product innovation, and people development/organization capacity. Where applicable, Performance Measures are determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

7. "Performance Period" means one or more periods of time, as the Compensation Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to payment of an award.

B.
Award Schedules. For each Performance Period with respect to which an award may be earned by an 162(m) Group Participant under the Plan, prior to the expiration of the Establishment Period, the Compensation Committee shall establish the Performance Grants in writing for such Performance Period by preparing an Award Schedule for each 162(m) Group Participant that is to receive a grant under this Section VI. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), Award Formula(s), and such other information as the Compensation Committee may determine. Once established for a Performance Period, such items shall not be amended or otherwise modified. Award Schedules may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant.

C.
Certification of Awards. A 162(m) Group Participant shall be eligible to receive payment of an award only when the Performance Goal(s) are achieved and the Compensation Committee determines, pursuant to the Award Formula, that all or some portion of such 162(m) Group Participant's award has been earned for the Performance Period. As soon as administratively feasible after the close of each Performance Period, the Compensation Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the award earned by each 162(m) Group Participant for such Performance Period based upon such 162(m) Group Participant's Award Formula. The Compensation Committee shall then determine the actual amount of the award to be paid to each 162(m) Group Participant and, in so doing, may use discretion to decrease, but not increase, the amount of the award otherwise payable to the 162(m) Group Participant based upon such performance. The maximum award payable to any 162(m) Group Participant with respect to each fiscal year of the Company (or portion thereof) contained within a Performance Period shall be $850,000.

D.	Payment of Awards. Awards shall be paid in a lump sum cash payment as soon as administratively feasible after the amount thereof has been determined and certified in accordance with Section VI.C.

E.
Code Section 162(m). It is the intent of the Company that awards made under this Section VI. satisfy the applicable requirements of "performance-based compensation" under Internal Revenue Code ("Code") Section 162(m) so that the Company's tax deduction for remuneration in respect of this Plan for services performed by 162(m) Group Participants who are or may be covered employees (as defined in Code section 162(m)) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan or if any award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such covered employees.

F.
Coordination with Other Provisions of the Plan. Sections III., IV.A. through IV.I., V.B., and VII. shall be inapplicable to awards granted under this Section VI. All other provisions of the Plan shall apply to awards granted under this Section VI. except that this Section VI. may not be modified or amended under Section XI. without the consent of the Compensation Committee.

G.	Effective Date of this Section VI. The Company shall not make any payments pursuant to awards granted under this Section VI. until the Plan is approved by the Company's shareholders in a manner that satisfies the requirements of Code section 162(m). Any Performance Grant issued prior to receiving shareholder approval is contingent upon approval of the Plan by the Company's shareholders. If the Plan is not approved by the shareholders by the 31st day of October, 2005, this Section VI. of the Plan becomes ineffective, null and void as of the date of it was adopted by the Company, and all Performance Grants under this Section VI. shall immediately terminate.

VII.  CLAIMS PROCEDURES

If for any reason a claim for benefits under this Plan is denied by the Compensation Committee, the Compensation Committee shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section of the Plan on which the denial is based, such other data as may be pertinent, and information on the procedures to be followed by the claimant in obtaining a review of this claim, all written in a manner calculated to be understood by the claimant. For this purpose, the claimant's claim shall be deemed filed when presented in writing to the Compensation Committee, and the Compensation Committee's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed. The claimant shall have 60 days following his receipt of the denial of the claim to file with the Compensation Committee a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments. The Compensation Committee shall decide the issue on review and furnish the claimant with a copy of such decision within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

VIII. GOVERNING LAW

Except to the extent preempted by the Employee Retirement Income Security Act of 1974 (ERISA), this Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to conflict of law principles thereof.

 IX.  NO TRUST CREATED

Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Compensation Committee and any Participant, his designated beneficiary(ies), or any other person. Participant and the beneficiaries thereof have the status of general unsecured creditors of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future. To the extent that any person acquires a right a receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. It is the intention of the parties that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of ERISA.

X.    OFFSET PERMITTED

Notwithstanding any provision of the Plan to the contrary, the Company shall have the right to reduce and offset any payment to which Participant or beneficiary is entitled hereunder by the amount of any debt or other amount owed to the Company by Participant at the time of such payment

XI.  TERMINATION AND AMENDMENT

This Plan may be amended, modified, terminated or otherwise altered at any time and from time to time by the Compensation Committee, or the Board of Directors without written consent of any Participant or beneficiary.